UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KENTUCKY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

		KENTUCKY						        61-0993464
(State of incorporation or organization) (I.R.S. Employer Identification No.)

P.O. Box 157
Paris, Kentucky 40362-0157
(859)987-1795
(Address and phone number of principal executive offices)

	If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [__]

	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

	Securities Act registration file number to which this form relates: N/A

	Securities to be registered pursuant to Section 12(b) of the Act:

		Title of each class		Name of each exchange on which
		to be so registered		each class is to be registered

			N/A					         N/A

	Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, no par value
(Title of class)



INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.		Description of Registrant's Securities to be Registered.

	The description of the Common Stock, no par value of Kentucky Bancshares, Inc.("Registrant") registered hereby is incorporated by reference to "Description of Capital Stock" in Registrant's Registration Statement on Form S-8 (File No. 333-92725) as filed with the Securities and Exchange Commission on December 14, 1999, including any amendment or report filed for the purpose of updating such description.


Item 2.		Exhibits

	The following exhibits are filed herewith or incorporated by reference as indicated below:

1. 	Articles of Incorporation of Registrant are incorporated by
reference to Exhibit 3.1 of Registrant's Quarterly Report on Form
10-Q for the quarterly period ending March 31, 2000 (File No. 033-
96358).

	2.	Articles of Amendment to Amended and Restated Articles of
Incorporation of Registrant are incorporated by reference to
Exhibit 3.3 of Registrant's Form 10-K for the fiscal year ended
December 31, 2005. (File No. 033-96358)

3.	Bylaws of Registrant are incorporated by reference to Exhibit 3.1 of Registrant's Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2000 (File No. 033-96358).



SIGNATURE

	Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

					KENTUCKY BANCSHARES, INC.
					(Registrant)
Date: April 30, 2007

					By: /s/ Gregory J. Dawson____________________
					Gregory J. Dawson
					Vice President and Chief Financial Officer